                                                             Exhibit (e)(1)(vii)

                                 AMENDMENT NO. 6
                                       TO
                             DISTRIBUTION AGREEMENT
                        AXA ADVISORS, LLC/CLASS IA SHARES

AMENDMENT NO. 6 to Distribution Agreement ("Amendment No. 6"), dated as of September 1, 2000, between EQ Advisors Trust, a Delaware business trust (the "Trust") and AXA Advisors, LLC a Delaware limited liability company (the "Distributor").

The Trust and the Distributor agree to modify and amend the Distribution Agreement relating to Class IA Shares dated as of April 14, 1997 (the "Original Agreement"), as amended by Amendment No. 1, dated as of December 9, 1997, Amendment No. 2, dated as of December 31, 1998, Amendment No. 3, dated as of April 14, 1999, Amendment No. 4 dated as of August 30, 1999, and Amendment No. 5, dated as of May 1, 2000 (the Original Agreement, together with such Amendments, the "Agreement") as herein provided. All terms used in this Amendment No. 6, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

1. New Portfolios. The Trust hereby authorizes the Distributor to participate in the distribution of Class IA Shares of the following new portfolios (the "New Portfolios") on the terms and conditions contained in the Agreement:

                            EQ/AXP New Dimensions Portfolio
                            EQ/AXP Strategy Aggressive Portfolio
                            FI Mid Cap Portfolio
                            EQ/Janus Large Cap Growth Portfolio

2. Name Changes. The following Portfolios' names shall be changed as follows:

    Current Name                        New Name
    Alliance Equity Index Portfolio     EQ Equity 500 Index Portfolio*
    BT Small Company Index Portfolio    EQ Small Company Index Portfolio*
    BT International Index Portfolio    EQ International Equity Index Portfolio*
    Warburg Pincus Small Company        FI Small/Mid Cap Value Portfolio**
    Value Portfolio
    * Effective October 6, 2000.
    **Effective July 24, 2000.

3. Effective Date. The effective date of this Amendment No. 6 shall be September 1, 2000 with respect to the New Portfolios.

4. Duration of Agreement. This Agreement shall continue in effect until September 1, 2001 with respect to the New Portfolios and thereafter will continue on a year to year basis with respect to these Portfolios only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Original Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

5. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA Shares, is hereby replaced in its entirety by Appendix A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first above set forth.


       EQ ADVISORS TRUST                    AXA ADVISORS, LLC




       By:                                  By:
          ---------------------------       -------------------------------
            Peter D. Noris                    Michael S. Martin
            President and Trustee             Chairman of the Board and
                                              Chief Executive Officer

                                   APPENDIX A
                                       TO
                                 AMENDMENT NO. 6
                             DISTRIBUTION AGREEMENT
                                 CLASS IA SHARES

Portfolios In Original Agreement:
---------------------------------
EQ/Putnam Growth & Income Value Portfolio           MFS Research Portfolio
EQ/Putnam International Equity Portfolio            MFS Emerging Growth Companies Portfolio
EQ/Putnam Investors Growth Portfolio                Morgan Stanley Emerging Markets Equity
EQ/Putnam Balanced Portfolio                                   Portfolio
Mercury World Strategy Portfolio                    T. Rowe Price International Stock Portfolio
   (fka Merrill Lynch World Strategy Portfolio)     T. Rowe Price Equity Income Portfolio
Mercury Basic Value Equity Portfolio                FI Small/Mid Cap Value Portfolio
   (fka Merrill Lynch Basic Value Equity               (fka Warburg Pincus Small Company Value
   Portfolio)                                          Portfolio)

Portfolios Added by Amendment No. 1:
------------------------------------

BT Equity 500 Index Portfolio                       J. P. Morgan Core Bond Portfolio
EQ International Equity Index Portfolio                 (fka JPM Core Bond Portfolio)
   (fka BT International Equity Index Portfolio)    Lazard Small Cap Value Portfolio
EQ Small Company Index Portfolio                    Lazard Large Cap Value Portfolio
   (fka BT Small Company Index Portfolio)

Portfolios Added by Amendment No. 2:
------------------------------------

EQ/Evergreen Foundation Portfolio                   MFS Growth with Income Portfolio
EQ/Evergreen Portfolio

Portfolios Added by Amendment No. 3:
------------------------------------
EQ/Alliance Premier Growth Portfolio                Capital Guardian U.S. Equity Portfolio
Capital Guardian Research Portfolio                 Capital Guardian International Portfolio

Portfolios Added by Amendment No. 4:
------------------------------------

Calvert Socially Responsible Portfolio              Alliance Growth Investors Portfolio
EQ/Aggressive Stock Portfolio                       Alliance High Yield Portfolio
    (fka Alliance Aggressive Stock Portfolio)       Alliance Intermediate Government
EQ/Balanced Portfolio                                   Securities Portfolio
    (fka Alliance Balanced Portfolio)               Alliance International Portfolio
Alliance Common Stock Portfolio                     Alliance Money Market Portfolio
Alliance Conservative Investors Portfolio           Alliance Quality Bond Portfolio
EQ Equity 500 Index Portfolio                       Alliance Small Cap Growth Portfolio
    (fka Alliance Equity Index Portfolio)
Alliance Growth and Income Portfolio
Alliance Global Portfolio

Portfolio Added by Amendment No. 5:
-----------------------------------

EQ/Alliance Technology Portfolio

Portfolios Added by Amendment No. 6
-----------------------------------

EQ/AXP New Dimensions Portfolio                     EQ/AXP Strategy Aggressive Portfolio
FI Mid Cap Portfolio                                EQ/Janus Large Cap Growth Portfolio